                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                           BRADLEY REAL ESTATE, INC.
                (Name of Registrant as Specified In Its Charter)

                           BRADLEY REAL ESTATE, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                           BRADLEY REAL ESTATE, INC.
                         40 SKOKIE BOULEVARD, SUITE 600
                        NORTHBROOK, ILLINOIS 60062-1626
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 14, 1997

                                                                  March 31, 1997

To Stockholders of

  BRADLEY REAL ESTATE, INC.:

     The 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Bradley Real Estate, Inc. (the "Company") will be held at 11:00 a.m., local time, on the 57th-floor of The First National Bank of Chicago, One First National Plaza, Chicago, Illinois on Wednesday, May 14, 1997 for the following purposes:

          1. To elect two Directors of the Company to serve for three-year terms until the 2000 Annual Meeting of Stockholders and until their respective successors have been elected and qualified;

          2. To consider and approve the Company's Superior Performance Incentive Plan; and

          3. To consider and act upon any other matters which may properly be brought before the Annual Meeting and any adjournments or postponements thereof.

     The close of business on March 18, 1997 has been fixed by the Company's Board of Directors as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                            By Order of the Board of Directors:
                                            William B. King, Secretary

-------------------------------------------------------------------------------
IMPORTANT REMINDER: Please complete, date and sign the enclosed proxy card and return it in the accompanying postage paid envelope, even if you plan to attend the Annual Meeting. Stockholders of record may revoke their proxies in writing or at the Annual Meeting if they wish to vote in person.
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

                           BRADLEY REAL ESTATE, INC.
                         40 SKOKIE BOULEVARD, SUITE 600
                        NORTHBROOK, ILLINOIS 60062-1626

                                PROXY STATEMENT

     Proxies in the form of the enclosed proxy card are solicited by the Board of Directors (the "Board") of Bradley Real Estate, Inc., a Maryland corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 14, 1997 on the 57th-floor of The First National Bank of Chicago, One First National Plaza, Chicago, Illinois at 11:00 a.m. local time. The Board has fixed the close of business on March 18, 1997 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only holders of record of the common stock, par value $.01 per share, of the Company (the "Shares") at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had 21,664,540 Shares outstanding, each of which is entitled to one vote with respect to each matter submitted at the Annual Meeting.

     At the Annual Meeting, stockholders will be asked to vote upon the election of two Directors of the Company and the approval of the Company's Superior Performance Incentive Plan. The presence, in person or by proxy, of at least a majority of the outstanding Shares as of the Record Date is necessary to constitute a quorum for the transaction of business at the Annual Meeting. STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED. Shares represented by properly executed proxies received by the Company will be voted at the Annual Meeting in accordance with the instructions contained therein. If no specific voting instructions are indicated on the proxy, it will be voted in favor of the Directors nominated by the Board, in favor of approving the Company's Superior Performance Incentive Plan and in the named proxies' discretion as to any other matters which may properly come before the Annual Meeting. Any proxy may be revoked by the holder of record at any time before it is voted, by written notice to the Company, by executing and duly delivering a proxy bearing a later date or by voting in person at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence, without further action, of a stockholder at the Annual Meeting will not constitute a revocation of a previously delivered proxy.

     The Notice of Annual Meeting, the Proxy Statement and the proxy card, together with the Company's Annual Report for 1996, are first being mailed to stockholders on or about March 31, 1997.

                           I.  ELECTION OF DIRECTORS

A.  INFORMATION REGARDING NOMINEES AND DIRECTORS

     The Company's Charter and Bylaws provide for a staggered board, consisting of the number of Directors designated from time to time by the Board of Directors, divided into three classes. The Directors of each class serve for three-year terms that expire over a three-year period on a revolving basis.

     The Board of Directors has designated the number of Directors at seven and has nominated STEPHEN G. KASNET and A. ROBERT TOWBIN for election as Directors at the Annual Meeting, to serve for three-year terms until the 2000 Annual Meeting of Stockholders and until their respective successors have been elected and qualified, and to serve with the five Directors whose terms expire in 1998 and 1999.

     There were seven meetings of the Board of Directors of the Company in 1996. All of the Directors attended at least 75% of such board meetings and meetings of committees of which they were members.

     Information regarding the two nominees and the other Directors is set forth below. This information has been furnished by the individuals named. Except as otherwise indicated, each individual has held the position indicated as his principal occupation for at least five years.

                                            PRINCIPAL OCCUPATION             DIRECTOR     TERM TO
          NAME              AGE            AND OTHER AFFILIATIONS              SINCE       EXPIRE
-------------------------   ---    ---------------------------------------   ---------    --------

Stephen G. Kasnet........   51     Mr. Kasnet has served as President of        1986        2000*
                                   Pioneer Real Estate Advisors, Inc. and
                                   Vice President of The Pioneer Group,
                                   Inc. since January 1996 and as
                                   President of Pioneer Poland Real Estate
                                   Fund since January 1997. He was
                                   Managing Director of First Winthrop
                                   Corporation and Winthrop Financial
                                   Associates (real estate development and
                                   management companies) from 1991 to
                                   September 1995. He is also Chairman of
                                   the Board of Warren Bancorp, Inc. and
                                   Warren Five Cents Savings Bank in
                                   Peabody, Massachusetts, a Trustee and
                                   Vice President of Pioneer Real Estate
                                   Shares and a member of the Urban Land
                                   Institute.
A. Robert Towbin.........   61     Mr. Towbin is a Managing Director of         1994        2000*
                                   Unterberg Harris. From January 1994 to
                                   August 1995, he was President and Chief
                                   Executive Officer of the
                                   Russian-American Enterprise Fund and,
                                   upon its merger with the Fund for Large
                                   Enterprises in Russia, Vice Chairman of
                                   the resulting U.S. Russia Investment
                                   Fund. From 1987 to 1994, Mr. Towbin was
                                   a Managing Director of Lehman Brothers.
                                   Prior to 1987, he was a Director and
                                   Vice Chairman of L.F. Rothschild,
                                   Unterberg, Towbin Holdings, Inc. Mr.
                                   Towbin serves as a Director of the
                                   Columbus New Millenium Fund (London),
                                   Gerber Scientific, Inc., Globalstar
                                   Telecommun-
                                   ications Limited and K&F Industries
                                   Inc.

---------------

* If elected at the Annual Meeting.

                                            PRINCIPAL OCCUPATION             DIRECTOR     TERM TO
          NAME              AGE            AND OTHER AFFILIATIONS              SINCE       EXPIRE
-------------------------   ---    ---------------------------------------   ---------    --------

William L. Brown.........   75     Mr. Brown was Chairman of the Board of       1990        1999
                                   Bank of Boston Corporation and The
                                   First National Bank of Boston from 1983
                                   to 1989, Chief Executive Officer from
                                   1983 to 1987 and President from 1971 to
                                   1982. He was a Director of both Bank of
                                   Boston Corporation and The First
                                   National Bank of Boston until March
                                   1992. He is also a Director of GC
                                   Companies, Inc., Standex International
                                   Corporation, Ionics, Incorporated and
                                   North American Mortgage Company.
Thomas P. D'Arcy.........   37     Mr. D'Arcy was elected President, Chief      1996        1999
                                   Executive Officer and a Director of the
                                   Company on February 13, 1996 to succeed
                                   E. Lawrence Miller following Mr.
                                   Miller's death a few days earlier. Mr.
                                   D'Arcy previously served as Executive
                                   Vice President of the Company from
                                   September 1995 to February 1996, Senior
                                   Vice President of the Company from June
                                   1992 to September 1995, Vice President
                                   of the Company from October 1991 to
                                   June 1992 and Investment Manager from
                                   September 1989 to October 1991. Prior
                                   to joining the Company, Mr. D'Arcy was
                                   employed by R.M. Bradley & Co., Inc.,
                                   the Company's former external advisor,
                                   as a member of its property management
                                   and real estate brokerage departments
                                   for over eight years. Mr. D'Arcy is a
                                   member of the International Council of
                                   Shopping Centers and the Building
                                   Owners and Managers Association.

Joseph E. Hakim..........   48     Mr. Hakim was elected Chairman of the        1994        1999
                                   Board of Directors on February 13,
                                   1996. Mr. Hakim is President and Chief
                                   Executive Officer of Merchandise Mart
                                   Properties, Inc. in Chicago, Illinois,
                                   which manages approximately 7.5 million
                                   square feet of properties. Mr. Hakim
                                   also serves as Treasurer of the Joseph
                                   P. Kennedy, Jr. Foundation and as a
                                   Director of Very Special Arts.

                                            PRINCIPAL OCCUPATION             DIRECTOR     TERM TO
          NAME              AGE            AND OTHER AFFILIATIONS              SINCE       EXPIRE
-------------------------   ---    ---------------------------------------   ---------    --------

Paul G. Kirk, Jr.........   59     Mr. Kirk is counsel to, and until 1989       1991        1998
                                   was a partner of, the law firm of
                                   Sullivan & Worcester in Boston,
                                   Massachusetts. He is also Chairman and
                                   Treasurer of Kirk- Sheppard & Co.,
                                   Inc., a business advisory and
                                   consulting firm. From 1985 to 1989, he
                                   served as Chairman of the Democratic
                                   Party of the United States, and from
                                   1983 to 1985 as its Treasurer. Mr. Kirk
                                   is a Director of ITT Corporation, The
                                   Hartford Insurance Group and Rayonier,
                                   Inc. He is a Trustee of Stonehill
                                   College and St. Sebastian's School,
                                   Co-Chairman of the Commission on
                                   Presidential Debates, Chairman of the
                                   John F. Kennedy Library Foundation and
                                   Chairman of the National Democratic
                                   Institute for International Affairs.

W. Nicholas Thorndike....   64     Mr. Thorndike serves as a Corporate          1980        1998
                                   Director or Trustee of a number of
                                   organizations, including Courier
                                   Corporation, Providence Journal
                                   Company, Eastern Utility Associates,
                                   Data General Corporation and The Putnam
                                   Funds. He also serves as a Trustee of
                                   Massachusetts General Hospital, having
                                   served as Chairman of the Board from
                                   1987 to 1992 and President from 1992 to
                                   1994. Until December 1988, he was
                                   Chairman and Managing Partner of
                                   Wellington Management Company (an
                                   investment advisor). In February 1994,
                                   he was appointed a successor Trustee of
                                   certain private trusts in which he had
                                   no beneficial interest and concurrently
                                   became (until October 1994) Chairman of
                                   two privately-owned corporations
                                   controlled by such trusts. These
                                   corporations filed voluntary petitions
                                   under Chapter 11 of the Federal
                                   Bankruptcy Code in August 1994.

     The Company has standing Audit, Compensation and Investment Committees.

     The Audit Committee, consisting of Messrs. Brown (as Chairman), Kasnet and Thorndike, with Mr. Hakim as an ex-officio non-voting member, makes recommendations to the full Board as to the selection of the Company's independent public accounting firm, meets with representatives of such firm on at least an annual basis, and reviews transactions between the Company and any Director, officer or affiliate for potential conflicts of interest. The Audit Committee met once during 1996. Subsequent to such meeting, the Board added Mr. Thorndike to the committee.

     The Compensation Committee, consisting of Messrs. Kirk (as Chairman), Brown and Towbin, with Mr. Hakim as an ex-officio non-voting member, is responsible for the oversight of executive compensation, the issuance and administration of option and other grants under the Company's Amended and Restated 1993 Stock Option and Incentive Plan (the "1993 Option and Incentive Plan") and, subject to stockholder approval of the Company's Superior Performance Incentive Plan at the Annual Meeting, the issuance and administration of grants under such plan. The Compensation Committee met five times during 1996. For more information regarding the Compensation Committee's duties, see Section C of this Item I -- "Report of the Compensation Committee."

     In November 1996 the Board established an Investment Committee, consisting of Messrs. D'Arcy, Hakim and Kasnet, which has authority to approve acquisitions of, additions to and dispositions of properties. The Investment Committee did not meet in 1996.

B.  COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     During 1996, the Company paid its non-employee Directors, other than Mr. Hakim, annual cash retainers of $12,000, plus a fee of $1,000 for each Board meeting attended. Due to his additional responsibilities as Chairman of the Board, in 1996 Mr. Hakim received an annual cash retainer of $20,000, plus a fee of $2,000 for each Board meeting attended. The chairman of each of the Audit and Compensation Committees received an additional fee of $1,000, and each other committee member an additional fee of $750, for each committee meeting attended. Similarly, each non-employee Director of the Investment Committee will receive a fee of $750 for each committee meeting attended. After a review of the services performed by Mr. Hakim as Chairman of the Board in 1996, and expected to be performed by Mr. Hakim in 1997, the Compensation Committee has increased Mr. Hakim's annual cash retainer to $24,000 for 1997. The Compensation Committee has determined to continue the same cash retainers and meeting fees for 1997 for each of the other non-employee Directors of the Company. Under the Company's 1993 Option and Incentive Plan, each non-employee Director who is serving as a Director of the Company on the next business day after the adjournment of each annual meeting of stockholders also automatically receives on such day a non-qualified option to purchase 2,500 Shares. All such options are immediately exercisable in full and have an exercise price per share equal to the fair market value of the Shares, as determined by reference to a formula provided in the 1993 Option and Incentive Plan. The Board of Directors and the Compensation Committee also have established, effective January 1, 1997 and subject to stockholder approval at the Annual Meeting, the Superior Performance Incentive Plan pursuant to which the Company's non-employee Directors and certain of its senior executive employees will receive awards under the Company's 1993 Option and Incentive Plan if the Company's three-year total return to stockholders exceeds the change in the NAREIT Equity Strip Center Total Return Index over the same period. See Item II of this Proxy Statement -- "Approval of Superior Performance Incentive Plan" for a more detailed summary of such plan. In addition, all Directors are reimbursed for travel expenses incurred in attending meetings of the Board and its committees.

     The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last three fiscal years to (i) each person serving as the Company's Chief Executive Officer during any part of 1996 and (ii) the four other most highly compensated executive officers who earned in excess of $100,000 as compensation for their services during 1996 (collectively, the "Named Executives").

  Summary Compensation Table

     The following table sets forth certain information regarding the cash and equity-based compensation paid or granted by the Company to or on behalf of the Named Executives in all capacities as compensation for their services during each of the three years ended December 31, 1996.

                                                                    LONG-TERM
                                                                   COMPENSATION
                                                                      AWARD
                                                                  --------------
                                           ANNUAL COMPENSATION      SECURITIES
            NAME AND                       --------------------     UNDERLYING       ALL OTHER
       PRINCIPAL POSITION         YEAR     SALARY($)   BONUS($)   OPTIONS(#)(1)   COMPENSATION($)
       ------------------         ----     ---------   --------   --------------  ---------------
Thomas P. D'Arcy,...............  1996     $190,000    $100,000         --            $41,968(2)
  President and                   1995     $120,000    $50,000     25,000 Shares      $ 1,205
  Chief Executive Officer(3)      1994     $110,000    $30,000          --            $   122
Richard L. Heuer,...............  1996     $185,000    $55,000          --            $ 3,399(4)
  Executive Vice President        1995(5)  $175,000    $35,000     25,000 Shares      $ 3,112
E. Paul Dunn,...................  1996(6)  $145,000    $40,000          --            $ 7,583(7)
  Executive Vice President
Irving E. Lingo, Jr.,...........  1996     $147,000    $55,000          --            $72,242(8)
  Chief Financial Officer         1995(9)  $ 41,000    $10,000     25,000 Shares      $12,767
Marianne Dunn,..................  1996     $ 85,000    $40,000          --            $ 6,640(10)
  Senior Vice President           1995     $ 74,500    $25,000     10,000 Shares      $ 1,641
                                  1994     $ 67,000    $15,000          --            $   122
E. Lawrence Miller,.............  1996     $ 28,000    $    --          --            $67,171(11)
  President and Chief Executive   1995     $225,000    $100,000   100,000 Shares      $10,308
  Officer(12)                     1994     $150,000    $75,000          --            $20,610

---------------

 (1) Stock options granted to the Named Executives under the Company's 1993 Option and Incentive Plan.

 (2) Includes a $122 premium paid by the Company for a term life insurance policy, Company matching contributions of $2,176 under the Company's 401(k) plan, Company paid moving expenses of $22,208 and Company paid real estate commissions of $17,462.

 (3) Mr. D'Arcy, a former Executive Vice President of the Company, was elected the Company's President and Chief Executive Officer in February 1996.

 (4) Includes a $74 premium paid by the Company for a term life insurance policy and Company matching contributions of $3,325 under the Company's 401(k) plan.

 (5) Mr. Heuer joined the Company in January 1995.

 (6) Mr. Dunn joined the Company in March 1996.

 (7) Includes a $190 premium paid by the Company for a term life insurance policy and Company paid moving expenses of $7,393.

 (8) Includes a $138 premium paid by the Company for a term life insurance policy, Company paid moving expenses of $35,763 and Company paid real estate commissions of $36,341.

 (9) Mr. Lingo joined the Company in September 1995.

(10) Includes a $106 premium paid by the Company for a term life insurance policy, Company matching contributions of $1,677 under the Company's 401(k) plan and Company paid moving expenses of $4,857.

(11) Includes $12 premium paid by the Company for a term life insurance policy, Company matching contributions of $492 under the Company's 401(k) plan and $66,667 paid by the Company to Mr. Miller's estate as compensation in recognition of the services of Mr. Miller to the Company during the eleven years prior to his death in February 1996.

(12) Mr. Miller passed away suddenly in February 1996.

  Options Granted in Last Fiscal Year

     No options were granted to Named Executives during 1996.

  Aggregated Option Exercises in 1996 and 1996 Year-End Option Values

     The following table sets forth certain information regarding aggregate stock options granted to the Named Executives as of December 31, 1996. Representatives of Mr. Miller's estate exercised options for 107,000 Shares in 1996 following Mr. Miller's death. All unexercised options granted to Mr. Miller expired on February 7, 1997, the first anniversary of his death. No Named Executive exercised options during 1996.

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                           OPTIONS AT                OPTIONS AT
                                                        DECEMBER 31, 1996         DECEMBER 31, 1996
                           NAME                              (#)(1)                    ($)(2)
                           ----                      -----------------------   -----------------------
Thomas P. D'Arcy...................................       40,500 Shares               $ 133,250
Richard L. Heuer...................................       25,000 Shares               $  78,125
E. Paul Dunn.......................................          --                       --
Irving E. Lingo, Jr................................       25,000 Shares               $  37,500
Marianne Dunn......................................       19,000 Shares               $  59,625
E. Lawrence Miller.................................       14,500 Shares               $   7,000

---------------

(1) All of such options were vested and exercisable in full at year-end.

(2) Market value of the Shares underlying the Named Executive's in-the-money options at year-end (based on a closing market price of $18.00 per Share) minus the aggregate exercise price.

C.  REPORT OF THE COMPENSATION COMMITTEE

     Compensation Committee Responsibilities. The responsibilities of the Compensation Committee (the "Committee") include: (i) reviewing the performance of the Chief Executive Officer and the other executive officers of the Company on at least an annual basis; (ii) establishing the cash and equity-based compensation and benefits to be provided to the executive officers of the Company; (iii) issuing and administering awards under the 1993 Option and Incentive Plan and, subject to approval by the stockholders at the Annual Meeting, the Superior Performance Incentive Plan; (iv) informally reviewing, to the extent available, information with respect to the compensation paid to executive officers of comparable equity real estate investment trusts ("REITs") and comparing such information with the overall compensation paid to the Company's executive officers; (v) recommending compensation for the members of the Board of Directors for their services as Directors; and (vi) reporting periodically to the full Board with respect to the foregoing.

     Compensation Philosophy for Executive Officers. The Committee's executive compensation philosophy is to align the interests of key executives with the interests of stockholders by developing appropriate compensation measures for such executives. For 1996, the compensation of the Company's Chief Executive Officer and other executive officers was comprised of an annual base salary and an annual incentive cash bonus. Beginning January 1, 1997, the compensation of the Company's Chief Executive Officer and other executive officers will be comprised of an annual base salary, an annual incentive cash bonus and, subject to stockholder approval of the Superior Performance Incentive Plan at the Annual Meeting, a long-term performance incentive in the form of awards under the Company's 1993 Option and Incentive Plan.

     Base Salary. In order to compete for and retain talented executives who are critical to the Company's long-term success, the Committee has determined that the base salaries of executive officers should approximate those of executives of equity REITs which compete with the Company for employees, investors and tenants while also taking into account the executive officers' performance and tenure. The Committee reviews base salaries annually and, if appropriate, modifies such salaries to reflect recent market practices and performance.

     Annual Incentive Bonus. In order to motivate key executives to achieve annual strategic business goals, the Committee believes executives should receive annual incentive cash bonuses for their contributions in achieving such goals. In particular, the Committee seeks to provide key executives with a total compensation package that is at the leading edge of competitive practices when, among other things, the Company's per share funds from operations grow and its total return to stockholders exceeds that of comparable equity REITs.

     In determining the appropriate annual incentive bonus for the Company's executive officers for 1996, the Committee considered the significant roles played by the various executive officers in achieving the following strategic initiatives during 1996: (i) the growth in per share funds from operations and total return to stockholders during 1996; (ii) the consummation of the acquisition of Tucker Properties Corporation ("Tucker") in March, which virtually doubled the Company's size, and the total integration of the Company's and Tucker's assets and operations; (iii) the successful relocation of the Company's corporate headquarters to Northbrook, Illinois; (iv) the successful handling of property level issues; and (v) the Company's success in meeting its budget targets for 1996. In addition to these factors, the Committee considered the Company's success in obtaining its increased (to $150 million) unsecured bank line of credit in March 1996 and its success in accessing the public capital markets in the form of a public offering of 2,875,000 Shares which closed in November 1996. The net proceeds of the public offering reduced the Company's total capitalization represented by debt and decreased indebtedness under its bank line of credit, thereby facilitating future acquisitions. Finally, with regard to executive officers other than Mr. D'Arcy, the Committee also relied to a large degree on the recommendations of Mr. D'Arcy relating to the performance of the executive officer and any change in the responsibilities assumed by the executive officer.

     Based on the foregoing factors, and the Committee's subjective evaluations of the role played by each of the executive officers, the Committee awarded cash bonuses for 1996 of $100,000 to Mr. D'Arcy, $55,000 to Mr. Heuer, $40,000 to Mr. Dunn, $55,000 to Mr. Lingo and $40,000 to Ms. Dunn.

     The Committee has implemented a more formalized plan to determine the appropriate annual incentive bonus for the Company's executive officers for 1997 and beyond. Pursuant to this more formalized plan, at the beginning of each year the Chief Executive Officer and the Board of Directors will establish, and the Chief Executive Officer will communicate to each of the Company's executive officers, threshold, target and maximum performance levels for that year for both the Company and the individual executive. In addition, at the beginning of each year the Committee, in consultation with the Chief Executive Officer, will establish for each executive a range of incentive bonus opportunities, stated as percentages of such executive's base salary, which the executive will be entitled to receive based in part upon such executive's position to impact the annual success of the Company and in part upon the level of performance achieved by the Company and the individual executive for that year. With respect to that portion of the annual incentive bonus that is based upon the Company's and the individual executive's performance, the plan provides that sixty-five percent (65%)
will be tied to the Company's overall performance level and thirty-five percent (35%) will be tied to the individual executive's performance level.

     Long-Term Performance Initiative. In order to motivate key executives to produce stockholder returns that outperform the NAREIT Equity Strip Center Total Return Index (the "Strip Center Index"), or a comparable index, the Board of Directors and the Committee have established, effective January 1, 1997 and subject to stockholder approval of the Superior Performance Incentive Plan at the Annual Meeting, a long-term performance initiative whereby key executives will receive awards under the Company's 1993 Option and Incentive Plan if the Company's three-year total return to stockholders exceeds the change in the Strip Center Index over the same period. The Board of Directors has approved the Superior Performance Incentive Plan and has recommended its approval by the stockholders at the Annual Meeting. Because the Directors may themselves receive awards under the Superior Performance Incentive Plan, this is not a disinterested recommendation. See Item II of this Proxy Statement -- "Approval of Superior Performance Incentive Plan" for a more detailed summary of such plan.

     Compensation of Chief Executive Officer. Upon his succeeding E. Lawrence Miller as the Company's President and Chief Executive Officer in February 1996, the Committee established a base salary for Mr. D'Arcy at the annual rate of $200,000 with the understanding that if the Company achieved its major management objectives for 1996 such success would be reflected in a significant cash bonus with respect to 1996. Mr. D'Arcy received a cash bonus of $100,000 for 1996 based upon the significant role the Committee believes he played in the Company's achievement of the strategic initiatives described above. See "Annual Incentive Bonus" above.

     Federal Tax Regulations. As a result of Section 162(m) of the Internal Revenue Code (the "Code"), the Company's deduction of executive compensation may be limited to the extent that a "covered employee" (i.e., the Company's Chief Executive Officer and its four highest compensated officers who are employed on the last day of the Company's taxable year and whose compensation is reported in the summary compensation table in the Company's proxy statement) receives compensation in excess of $1,000,000 in such taxable year of the Company, other than performance-based compensation that otherwise meets the requirements of
Section 162(m) of the Code. The Committee believes that any compensation received by a "covered employee" pursuant to the Superior Performance Incentive Plan will constitute performance-based compensation for purposes of Section 162(m) if such plan is approved by the stockholders, and the Company intends to structure compensation to persons likely to be "covered employees" in any taxable year such as to enable the Company to deduct such compensation to as full an extent as practicable.

     Submitted by:
         Paul G. Kirk, Jr., Chairman
         William L. Brown
         A. Robert Towbin

D.  COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Kirk (as Chairman), Brown and Towbin. Concurrently with his becoming Chairman of the Board in February 1996, Mr. Hakim was appointed an ex-officio, non-voting member of the Compensation Committee. No member of the Compensation Committee has ever been an officer or employee of the Company.

E.  SHARE PERFORMANCE GRAPH

     The following graph provides a comparison of the five-year cumulative total stockholder return (assuming reinvestment of dividends) among the Company, the NAREIT Equity REIT Total Return Index (the "NAREIT Equity REIT Index") and the Standard & Poor's 500 Index, beginning on December 31, 1991. The NAREIT Equity REIT Index is an industry index maintained by the National Association of Real Estate Investment Trusts ("NAREIT") which measures the performance over applicable periods of time of those publicly-traded qualified REITs whose investments consist primarily of the ownership of equity interests in income producing real property. The NAREIT Equity REIT Index includes the Company and, according to NAREIT, 165 other REITs which, in the aggregate, had a market capitalization of $78.3 billion at December 31, 1996. The historical information set forth below is not necessarily indicative of future performance.

        MEASUREMENT PERIOD             BRADLEY REAL        NAREIT EQUITY
      (FISCAL YEAR COVERED)            ESTATE, INC.         REIT INDEX         S&P 500 INDEX
12/31/91                                 100.00               100.00              100.00
12/31/92                                 136.25               114.59              107.67
12/31/93                                 171.05               137.11              118.43
12/31/94                                 152.48               141.46              119.97
12/31/95                                 146.93               163.06              164.88
12/31/96                                 212.95               220.56              202.74

              II.  APPROVAL OF SUPERIOR PERFORMANCE INCENTIVE PLAN

A. GENERAL

     The Board of Directors and the Compensation Committee (the "Committee") have established, subject to stockholder approval at the Annual Meeting, the Bradley Real Estate, Inc. Superior Performance Incentive Plan (the "Plan") to provide incentive compensation to certain senior executive employees and non-employee Directors of the Company.

     Section 162(m) of the Internal Revenue Code (the "Code") and the regulations thereunder generally would disallow the Company a federal income tax deduction for compensation in excess of $1 million paid in any taxable year to any of the five highest paid executives employed by the Company on the last day of such taxable year ("Covered Employees"). This cap on deduction does not apply to payments of "performance-based compensation," the material terms of which have been approved by the Company's stockholders. Payments under the Plan to Covered Employees are intended to be "performance-based compensation" for this purpose.

     The goal of the Plan is to tie incentive compensation for senior executive employees and non-employee Directors to the superior performance of the Company as compared to its peer group. Generally, the performance of the Company is based on such three-year periods beginning on a January 1 ("Performance Periods") as may be designated by the Committee from time to time. The first Performance Period is the period commencing on January 1, 1997 and ending on December 31, 1999 (the "Initial Performance Period").

B. MATERIAL FEATURES OF THE PLAN

     Administration. The Plan is administered by the Committee, which is composed entirely of "Non-Employee Directors" of the Company as that term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended, and "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

     Eligibility. The individuals eligible to participate in and receive awards under the Plan are the senior executive employees and the non-employee Directors of the Company. The specific individuals who will be eligible to participate for any Performance Period (the "Participants") must be designated by the Committee prior to the commencement of the Performance Period or by such later date as may be provided under Section 162(m) of the Code for plans to qualify as performance-based compensation. The number of individuals who are classified as senior executive employees is currently seven. In addition, there are currently six non-employee Directors. All 13 of these individuals have been designated as Participants for the Initial Performance Period.

     Determination of Awards. Individual awards are granted by the Committee prior to the commencement of each Performance Period or such later date as may be permitted under Section 162(m) of the Code for plans to qualify as performance-based compensation and are expressed as a percentage of the performance pool, if any, for such Performance Period (the "Performance Pool").

     A Performance Pool will exist for a particular Performance Period only if the total return on a share of the Company's common stock (a "Share") during such Performance Period exceeds the total return reflected in the NAREIT Equity Strip Center Total Return Index (the "Strip Center Index") during such Performance Period. The Strip Center Index is an industry index maintained by NAREIT which measures the performance over applicable periods of time of those publicly-traded qualified REITs that NAREIT classifies as primarily owning and operating community and neighborhood shopping centers. The index includes the Company and, according to NAREIT, 25 other REITs which, in the aggregate, had a market capitalization of $11.1 billion at December 31, 1996. The Committee may elect to designate a comparable index for any

Performance Period after the Initial Performance Period provided that it is designated prior to the commencement of the Performance Period or within such time period as is permitted under Section 162(m) of the Code for plans to qualify as performance-based compensation.

     If the total return on a Share of the Company's common stock during such Performance Period exceeds the total return reflected in the Strip Center Index during such Performance Period, the excess (expressed as a percentage and defined in the Plan as the "Superior Return Rate"), is multiplied by the weighted average number of Shares outstanding during the Performance Period and by the Share Value of the Company's Shares as of the first business day of the Performance Period in order to determine the total value of the return to the Company's stockholders that is superior to the return reflected in the Strip Center Index. Ten percent (10%) of this superior value is set aside as the "Performance Pool" for the applicable Performance Period and will be allocated among the senior executive employees and non-employee Directors pursuant to the individual awards granted to such individuals prior to the commencement of such Performance Period (or such later date as may be permitted under Section 162(m) of the Code for plans to qualify as performance-based compensation). AWARDS WILL BE PAID UNDER THE PLAN FOR A PERFORMANCE PERIOD IF AND ONLY IF THE TOTAL RETURN TO THE COMPANY'S STOCKHOLDERS EXCEEDS THE TOTAL RETURN IN THE RELEVANT INDEX DURING SUCH PERFORMANCE PERIOD.

     "Share Value" for purposes of the Plan means, for any date, the average closing price of a Share as reported on the principal stock exchange on which such Shares are listed on each of the ten business days immediately preceding such date.

     No more than 100% of Performance Pool percentages may be allocated to Participants for any Performance Period, and no more than 40% of any Performance Pool may be granted to any one Participant for any Performance Period.

     For each Performance Period, the Committee has the discretion to reserve up to 25% of the Performance Pool for individuals who are not Covered Employees or Directors and who may be designated as Participants by the Committee at any time during the Performance Period. No such reserve has been established for the Initial Performance Period.

     The Plan provides that if the Committee establishes overlapping Performance Periods and an individual is awarded a Performance Pool percentage in such overlapping Performance Periods (for example, if the Committee designates a Performance Period commencing January 1, 1998, that Performance Period would include two of the same calendar years as the Initial Performance Period), the award for the later Performance Period will be reduced by the value of the award for the earlier Performance Period in order to avoid both duplication of payments by the Company and duplication of benefits received by any individual.

     Form and Payment of Awards. When a Participant becomes entitled to payments for any Performance Period, the Plan provides that the Participant's Performance Pool allocation shall be paid in unrestricted Shares awarded under the Company's 1993 Option and Incentive Plan at the Share Value on the last business day of the Performance Period. The Committee has the discretion to permit a Participant to elect to receive a portion of his or her award in cash or to defer a receipt of all or a portion of the Shares in accordance with the 1993 Option and Incentive Plan in order to alleviate the tax consequences of the award. The Committee also has the ability to provide loans to Participants for this purpose. In certain circumstances, the Committee has discretion to pay all or a portion of a Participant's award in cash rather than in unrestricted Shares.

     Termination of Employment. The Committee may declare to be forfeited and cancel all or any portion of an award granted to any Participant whose employment by the Company ceases or who ceases to be a Director, whichever is applicable, for any reason prior to the completion of a Performance Period. Any forfeited amounts and any portion of a Performance Pool not awarded during a Performance Period may be reallocated to other individuals provided they are not Covered Employees or non-employee Directors who are already Participants in the Performance Pool.

     Change of Control. The Plan provides that in the event of a "change of control," as defined in the 1993 Option and Incentive Plan, any Performance Period which has not yet ended shall end as of the date of the change in control and awards shall be calculated for such Performance Periods as of such date and shall be paid as soon as possible.

     Amendment or Termination of the Plan. The Company may at any time amend, suspend or discontinue the Plan in whole or in part. Generally, no such action may, without the approval of the Participants, affect the Participants' rights to benefits which already have been earned.

     New Plan Benefits. It is not possible to determine at this time the benefits that will be payable under the Plan for the Performance Period commencing January 1, 1997. The table below sets forth the awards that have been granted by the Committee for the Initial Performance Period.

                      SUPERIOR PERFORMANCE INCENTIVE PLAN

                                                                            INITIAL
                                                                       PERFORMANCE PERIOD
                                                                        POOL PERCENTAGE
                            NAME AND POSITION                                 (%)
                            -----------------                          ------------------
    Thomas P. D'Arcy, President and Chief Executive Officer..........          26
    Richard L. Heuer, Executive Vice President.......................           8
    E. Paul Dunn, Executive Vice President...........................           8
    Irving E. Lingo, Jr., Chief Financial Officer....................           8
    Marianne Dunn, Senior Vice President.............................           8
    Joseph E. Hakim, Chairman of the Board of Directors..............          16
    William L. Brown, Director.......................................           2
    Stephen G. Kasnet, Director......................................           2
    Paul G. Kirk, Jr., Director......................................           2
    W. Nicholas Thorndike, Director..................................           2
    A. Robert Towbin, Director.......................................           2
    Executive Group (7 in all).......................................          74
    Non-Executive Director Group (6 in all)..........................          26
    Non-Executive Officer Employee Group.............................           0

     Effective Date of the Plan. The Plan will be deemed to be effective January 1, 1997, provided that a majority of the votes cast at the Annual Meeting in which a quorum is present vote in favor of approving the Plan. For purposes of the vote on the Plan, both abstentions and broker non-votes, if any, will count towards the presence of a quorum. However, abstentions and broker non-votes, if any, will not be counted as votes cast on the proposal and will have no effect on the results of the vote.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PLAN. BECAUSE THE DIRECTORS THEMSELVES MAY BENEFIT FROM THE PLAN, THIS IS NOT A DISINTERESTED RECOMMENDATION.

                      III.  BENEFICIAL OWNERSHIP OF SHARES

A.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     Information known to the Company with respect to beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")) of more than 5% of the Company's outstanding Shares as of December 31, 1996 is as follows. Such information is based upon filings received by the Company under the Exchange Act.

                                                                         NO. OF SHARES      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                   BENEFICIALLY OWNED   OF CLASS
------------------------------------                                   ------------------   --------
Public Employees Retirement System of Ohio(1)........................       1,272,646          5.9%
  277 East Town Street
  Columbus, Ohio 43215-4642

---------------

(1) In a filing on Schedule 13G under the Exchange Act dated January 31, 1997 received by the Company, Public Employees Retirement System of Ohio (Ohio
    PERS) reported that it had sole voting power with respect to all 1,272,646 of such Shares and sole dispositive power with respect to all 1,272,646 of such Shares.

B.  SECURITY OWNERSHIP OF MANAGEMENT

     Information known to the Company as of February 28, 1997 with respect to beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of the Company's Shares by (i) each Director of the Company, (ii) each of the living Named Executives and (iii) all Directors and executive officers of the Company as a group is as follows. Such information is based on filings received by the Company under the Exchange Act, as supplemented by additional information provided to the Company. Unless otherwise indicated, the beneficial owner has sole voting power and sole dispositive power with respect to the Shares beneficially owned.

                                                                  NO. OF SHARES        PERCENT
NAME OF BENEFICIAL OWNER                                        BENEFICIALLY OWNED   OF CLASS(1)
------------------------                                        ------------------   -----------
William L. Brown..............................................          4,000(2)          *
Thomas P. D'Arcy..............................................         43,912(3)          *
Joseph E. Hakim...............................................         11,300(4)          *
Stephen G. Kasnet.............................................         12,175(5)          *
Paul G. Kirk, Jr..............................................          4,082(6)          *
W. Nicholas Thorndike.........................................         15,377(7)          *
A. Robert Towbin..............................................          9,800(8)          *
Richard L. Heuer..............................................         32,000(9)          *
E. Paul Dunn..................................................          2,000(10)         *
Irving E. Lingo, Jr...........................................         27,506(11)         *
Marianne Dunn.................................................         19,350(12)         *
All Directors and executive officers as a group (11
  persons)....................................................        181,502(13)         *

---------------

  * Less than one percent.

(1) For purposes of computing the percentage of outstanding Shares held by each person, any Shares which such person has the right to acquire pursuant to the exercise of a stock option within 60 days following February 28, 1997 is deemed to be outstanding, but is not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

 (2) Includes 2,500 Shares subject to stock options granted to Mr. Brown under the Company's 1993 Option and Incentive Plan.

 (3) Includes 40,500 Shares subject to stock options granted to Mr. D'Arcy under the Company's 1993 Option and Incentive Plan.

 (4) Includes 2,500 Shares subject to stock options granted to Mr. Hakim under the Company's 1993 Option and Incentive Plan and 1,000 Shares owned by Mr. Hakim's spouse, as to which Mr. Hakim disclaims beneficial ownership.

 (5) Includes 2,500 Shares subject to stock options granted to Mr. Kasnet under the Company's 1993 Option and Incentive Plan and 8,350 Shares which Mr. Kasnet and his spouse own jointly. Does not include any Shares which may be beneficially owned by Pioneer Real Estate Shares, of which Mr. Kasnet serves as Trustee and Vice President. Mr. Kasnet does not have any voting or dispositive power with respect to any Shares owned by Pioneer Real Estate Shares, and Mr. Kasnet disclaims beneficial ownership of any such Shares.

 (6) Includes 2,500 Shares subject to stock options granted to Mr. Kirk under the Company's 1993 Option and Incentive Plan.

 (7) Includes 2,500 Shares subject to stock options granted to Mr. Thorndike under the Company's 1993 Option and Incentive Plan.

 (8) Includes 2,500 Shares subject to stock options granted to Mr. Towbin under the Company's 1993 Option and Incentive Plan, 300 Shares owned by Mr. Towbin's son and 2,000 Shares beneficially owned by Global Foundation for the Humanities, of which Mr. Towbin serves as a Director. Mr. Towbin disclaims beneficial ownership of the 300 Shares owned by his son and the 2,000 Shares owned by Global Foundation for the Humanities.

 (9) Includes 25,000 Shares subject to stock options granted to Mr. Heuer under the Company's 1993 Option and Incentive Plan.

(10) Represents Shares owned by Mr. Dunn's spouse, as to which Mr. Dunn disclaims beneficial ownership.

(11) Includes 25,000 Shares subject to stock options granted to Mr. Lingo under the Company's 1993 Option and Incentive Plan.

(12) Includes 19,000 Shares subject to stock options granted to Ms. Dunn under the Company's 1993 Option and Incentive Plan.

(13) Includes 124,500 Shares subject to stock options granted to the Directors and executive officers of the Company under the Company's 1993 Option and Incentive Plan.

           IV.  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     No Director, officer or associate of any such person is or at any time during 1996 was indebted to the Company, and it has not been the Company's practice to make loans to Directors, officers or their associates.

     The First National Bank of Boston (the "Bank") serves as Registrar and Transfer Agent for the Shares. In addition, the Company maintains ordinary banking relationships with the Bank as a depositor and borrower. William L. Brown, a Director of the Company, was formerly Chairman, Chief Executive Officer and President of the Bank and the Bank's parent company, Bank of Boston Corporation.

     The law firm of Goodwin, Procter & Hoar LLP, of which a professional corporation controlled by William B. King, Secretary of the Company, is a partner, provides legal services to the Company.

                       V.  INDEPENDENT PUBLIC ACCOUNTANT

     KPMG Peat Marwick LLP served as the Company's independent public auditors for the fiscal year ended December 31, 1996 and has been selected by the Board to be the Company's independent public auditors for 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she so desires, and to answer appropriate questions from stockholders.

               VI.  SOLICITATION OF PROXIES AND VOTING PROCEDURES

     The entire cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, solicitation may also be made by personal interview, telegram, facsimile transmission or telephone. Directors and officers of the Company may participate in such solicitation. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of the Shares held of record by them and such custodians will be reimbursed for their expenses.

     The presence, in person or by proxy, of holders of a majority of the total number of outstanding Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares held of record by stockholders or nominees who do not return a signed and dated proxy or attend the Annual Meeting in person will not be considered present or represented at the Annual Meeting and will not be counted in determining the presence of a quorum. Shares that reflect abstentions or "broker nonvotes" (i.e., Shares represented at the Annual Meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and, with respect to one or more but not all issues, such brokers or nominees do not have discretionary voting power to votes such Shares), if any, will be counted for purposes of determining whether a quorum is present.

     Directors are elected by a plurality of votes cast if a quorum is present. With respect to the election of Directors, votes may only be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect.

     To be approved, the Superior Performance Incentive Plan must be approved by a majority of the votes cast on the proposal. Abstentions and broker nonvotes, if any, will not be counted as votes cast and will have no impact on the outcome of the vote on the proposal.

         VII.  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent of the Company's Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Section 16(a) reports were required for those persons, the Company believes that during the fiscal year ended December 31, 1996, all filing requirements were complied with.

                 VIII.  STOCKHOLDER PROPOSALS AND OTHER MATTERS

     Stockholder proposals intended to be presented at the 1998 Annual Meeting of Stockholders must be received by the Company on or before December 1, 1997 in order to be considered for inclusion in the Company's Proxy Statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal that is not included in the Company's Proxy Statement considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as provided in the Company's Bylaws, to the Secretary of the Company (i) not less than 75 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting or special meeting in lieu thereof (the "Anniversary Date") or, (ii) if the Annual Meeting is called for a date more than seven calendar days prior to the Anniversary Date, not later than the close of business on (1) the 20th calendar day (or if that day is not a business day for the Company, the next succeeding business day) following the earlier of (x) the date on which notice of the date of such meeting was mailed to stockholders, or
(y) the date on which the date of such meeting was publicly disclosed, or (2) if such date of notice or public disclosure occurs more than 75 calendar days prior to the scheduled date of such meeting, then the later of (x) the 20th calendar day (or if that day is not a business day for the Company, the next succeeding business day) following the date of the first to occur of such notice or public disclosure or (y) the 75th calendar day prior to such scheduled date of such meeting (or if that day is not a business day for the Company, the next succeeding business day).

     The Directors know of no other business to be presented at the Annual Meeting. If other matters properly come before the meeting, the persons named as proxies will vote on such matters in accordance with their best judgment.

     You are urged to complete, date, sign and return your proxy promptly to make certain your Shares will be voted at the Annual Meeting, even if you plan to attend the meeting in person. For your convenience in returning the proxy card, a preaddressed and postage paid envelope has been enclosed.

                            YOUR PROXY IS IMPORTANT
                      WHETHER YOU OWN FEW OR MANY SHARES.
           PLEASE DATE, SIGN AND MAIL THE ENCLOSED PROXY CARD TODAY.

                                                                      APPENDIX A

                           BRADLEY REAL ESTATE, INC.

                      SUPERIOR PERFORMANCE INCENTIVE PLAN

     1. Purpose. This Plan is intended as a performance incentive for a select group of senior executive employees of the Company and non-employee members of the Board of Directors of the Company, and to allow the Company to attract and retain persons who will contribute to the future success of the Company's business. It is the intent of the Company that this Plan and the Awards to Covered Employees hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be Covered Employees, the applicable requirements of Section 162(m) of the Code, including the administration requirement of Section 162(m)(4)(C) of the Code, so that the Company's deduction for remuneration in respect of such an Award for services performed by such Covered Employees is not disallowed in whole or in part by the operation of such Section of the Code.

     2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings set forth below:

     (a) "Award" shall mean, for any Participant, that percentage of a Performance Pool granted by the Committee to the Participant pursuant to Section 5.1.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (c) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended and as in effect as of the Effective Date.

     (d) "Company" shall mean Bradley Real Estate, Inc., and any corporation, partnership or other organization in which it owns fifty percent or more of the economic interest.

     (e) "Director" shall mean a member of the Board of Directors of the Company who is not also an Employee.

     (f) "Effective Date" shall mean January 1, 1997.

     (g) "Employee" shall mean an employee of the Company. "Covered Employee" means a "covered employee" within the meaning of Section 162(m)(3) of the Code.

     (h) "Fiscal Year" shall mean the fiscal year of the Company, which is the calendar year.

     (i) "Individual Award Value" shall have the meaning set forth in Section
6.1.

     (j) "Participant" shall mean an Employee or a Director designated by the Committee pursuant to Section 4 to participate herein.

     (k) "Performance Period" shall mean a period of three consecutive Fiscal Years beginning on the January 1 of the first year of such Performance Period as may be established by the Committee for which Awards are to be granted by the Committee hereunder, with the first Performance Period commencing January 1, 1997 and ending December 31, 1999. Notwithstanding the foregoing, a Performance Period shall terminate prior to the expiration of three consecutive Fiscal Years to the extent required pursuant to Section 8.

     (l) "Performance Pool" shall mean, with respect to any Performance Period, the total amount available for Awards for such Performance Period as determined in accordance with Section 6.1.

     (m) "Plan" shall mean the Bradley Real Estate, Inc. Superior Performance Incentive Plan, as amended from time to time.

     (n) "Share" shall mean a share of the common stock, par value $.01 per share, of Bradley Real Estate, Inc.

     (o) "Share Value" shall mean, for any date, the average closing price of a Share as reported on the principal stock exchange on which the Shares are listed on each of the ten business days immediately preceding such date.

     (p) "Stock Option Plan" shall mean the Bradley Real Estate, Inc. 1993 Stock Option and Incentive Plan.

     (q) "Superior Return Rate" shall mean, for any Performance Period, the excess (if any), expressed as a percentage, of the "Company's Total Stockholder Return Index" over the NAREIT Equity Strip Center Total Return Index (or such other similar index as may be designated by the Committee by such date as may be permitted under Section 162(m) of the Code for the establishment of goals pursuant to which performance-based compensation is to be payable for a particular period (the "162(m) Date")) (the "NAREIT Index"), computed on the basis that the NAREIT Index and the Share Value of the Company at the commencement of the Performance Period are each equated to 100. If, for example, at the end of the Performance Period the Company's Total Stockholder Return Index is 145 and the NAREIT Index is 140, the Superior Return Rate is 5 percent. The Company's Total Stockholder Return Index for the Performance Period shall be computed on the same basis as the NAREIT Index for the Performance Period, including reinvestment of dividends and other distributions at the end of the month in which paid. The Committee may consult with, utilize the experience of and rely upon the staff of the National Association of Real Estate Investment Trusts (NAREIT) in determining the Company's Total Stockholder Return Index and the Superior Return Rate.

     3. Administration. The Committee shall have sole discretionary power to interpret the provisions of this Plan, to administer and make all decisions and exercise all rights of the Company with respect to this Plan. The Committee shall have final authority to apply the provisions of the Plan and determine, in its sole discretion, the amount of any Performance Pool and benefits to be paid or allocated to Participants hereunder and shall also have the exclusive discretionary authority to make all other determinations (including, without limitation, the interpretation and construction of the Plan and the determination of relevant facts) regarding the entitlement to benefits hereunder and the amount of benefits to be paid from the Plan. The Committee's exercise of this discretionary authority shall at all times be in accordance with the terms of the Plan and shall be entitled to deference upon review by any court, agency or other entity empowered to review its decision, and shall be enforced provided that it is not arbitrary, capricious or fraudulent.

     4. Eligibility. For each Performance Period, the Committee in its discretion shall select those senior executive Employees and Directors who shall be Participants. The selection of an Employee or a Director to be a Participant in any one Performance Period does not entitle such individual to be a Participant in any other Performance Period.

     5.  Awards

     5.1 Granting of Awards. Prior to each Performance Period, or by the 162(m) Date, the Committee (i) shall determine who is to be treated as a Covered Employee and (ii) may grant to any Participant who is so treated as a Covered Employee or who is a Director an Award representing a percentage of the Performance Pool to be determined for such Performance Period. In no event shall
(i) an Award representing more than forty percent (40%) of a Performance Pool be granted to any one Participant, or (ii) Awards representing more than one hundred percent (100%) of a Performance Pool be granted to Participants for any Performance Period. For each Performance Period, the Committee may, but need not, reserve up to 25% of the Performance Pool for Participants who are not Covered Employees or Directors and who may be selected as Participants by the Committee after the 162(m) Date. The Committee shall notify each Participant of the grant of an Award in such manner as it shall deem appropriate.

     5.2 Nature of Awards. The Awards granted under this Plan shall be used solely as a device for the measurement and determination of certain benefits to be paid or granted to each Participant as provided herein. Awards shall not constitute or be treated as property or as a trust fund of any kind or as capital stock of the Company, stock options or other form of equity or security. A Participant shall have only those rights set forth in this Plan with respect to Awards granted to such Participant and shall have no rights as a stockholder of the Company by virtue of having been granted such Awards.

     6.  Valuation of Awards and Payments.

     6.1 Valuation. Subject to the provisions of Section 6.3, the total value of the Performance Pool for any Performance Period shall be equal to 10% of the product of (a) the Superior Return Rate for the Performance Period, (b) the weighted average number of Shares outstanding during the Performance Period and
(c) the Share Value as of the first business day of the Performance Period; and the value of each Participant's Award for any Performance Period (his or her "Individual Award Value") shall be equal to the percentage of the Performance Pool represented by such Award which has been allocated to him or her for the Performance Period.

     6.2 Committee Certification. No Participant shall receive a payment under this Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount of the Performance Pool has been accurately determined in accordance with the terms, conditions and limits of the Plan and that a Superior Return Rate for the applicable Performance Period has been attained. The Committee shall have the discretion to reduce the size of the Performance Pool or the size of any individual Award for any particular Performance Period, but the Committee may not increase the amount to be paid to any Participant under the terms of the Plan or the specific Award or authorize the payments under this Plan if a Superior Return Rate for the applicable Performance Period has not been attained.

     6.3  Elimination of Duplicative Awards for Overlapping Performance
Periods. The Committee shall have authority to prevent duplicative payments from being made with respect to any Performance Period that includes any calendar year ("Overlapping Year") that has been included in a prior Performance Period to the extent that such payments have already been paid pursuant to Awards for a prior Performance Period containing the Overlapping Year. Accordingly, (i) the Performance Pool for any Performance Period commencing on or after January 1, 1998 shall be reduced by the portion of payments of prior Performance Pools determined by the Committee to be attributable to any Overlapping Year within the later Performance Period, and (ii) the Individual Award Value of each Participant in a Performance Pool for a later Performance Period that contains an Overlapping Year or Years from a prior Performance Period with respect to which he or she was also a Participant shall be reduced by the portion of such Participant's Individual Award Value for such prior Performance Period which the Committee determines was attributable to the Overlapping Year or Years; provided, however, that an Individual Award Value for a later Performance Period shall only be reduced to the extent that the Participant's percentage Award for the prior Performance Period is the same or less than the percentage Award for the later Performance Period.

     6.4 Payments to Participants. Once the value of an Award is determined pursuant to Sections 6.1 and 6.3 and certified by the Committee in accordance with Section 6.2, subject to the provisions of Section 11, a Participant shall be paid his or her Individual Award Value in unrestricted Shares in accordance with the Stock Option Plan; provided, however, that in order to assist the Participant in satisfying the tax liabilities which result from the payment of the Individual Award Value, the Committee may permit a Participant to elect to receive a portion of his or her Individual Award Value in cash or defer receipt of all or a portion of the

Shares in accordance with the terms of the Stock Option Plan. The Committee may also elect to make available to Participants loans from the Company for this purpose. For Shares granted under the Stock Option Plan, the conversion of the dollar amount of the Individual Award Value into Shares will be made on the basis of the Share Value on the last business day of the Performance Period. Notwithstanding the foregoing, in the event that either (a) the Share Value on the last business day of a Performance Period is less than the Share Value on the first day of such Performance Period, or (b) the Committee determines that the issue of unrestricted Shares would, when added to the number of Shares for which other awards under the Stock Option Plan have been granted, exceed the number of Shares that may be issued under the Stock Option Plan, the Committee may, in its sole discretion, determine that all or a portion of a Participant's Individual Award Value shall be paid in cash rather than in unrestricted Shares.

     6.5 Deduction Limitation. Notwithstanding any provision in the Plan to the contrary, the Committee may declare to be forfeited and cancel any payment to be made hereunder to the extent such payment would not be deductible compensation paid by the Company for federal income tax purposes within the meaning of Section 162 (including Section 162(m)) of the Code.

     7. Termination of Employment or Services; Reallocation of Forfeited or Unallocated Award. The Committee may declare to be forfeited and cancel all or any portion of an Award granted to a Participant whose employment with the Company or, if applicable, service as a Director, terminates for any reason prior to the completion of a Performance Period. Any Award forfeited under this
Section 7 and any portion of a Performance Pool for which the Committee has not made an Award during the Performance Period may, but need not, be reallocated to any other Participant or Participants in the sole discretion of the Committee provided such Participant is not (i) a Director to whom an Award for such Performance Period has been granted or (ii) a person who is or as a result of such reallocation would be a Covered Employee at the completion of the Performance Period.

     8. Change In Control. Notwithstanding anything to the contrary elsewhere herein, if a "Change in Control" (as defined in the Stock Option Plan) shall occur, (a) each Performance Period which has not yet ended shall end as of the date the Change in Control occurs and Awards shall be calculated for each such Performance Period as of such date based on Superior Return Rate through such date and (b) all Participants who are employed by the Company or, if applicable, are Directors of the Company, on the date the Change in Control occurs shall receive all of the benefits from such Awards, if any, as soon as practicable.

     9. Amendment or Termination of Plan. The Company may amend or terminate this Plan at any time or from time to time; provided, however, that no such amendment or termination shall, without the written consent of the Participants, in any material adverse way affect the rights of a Participant with respect to benefits earned prior to the date of amendment or termination.

     10. Limitation of Company's Liability. Subject to its obligation to make payments as provided for hereunder, neither the Company nor any person acting on behalf of the Company shall be liable for any act performed or the failure to perform any act with respect to this Plan, except in the event that there has been a judicial determination of willful misconduct on the part of the Company or such person. The Company is under no obligation to fund any of the payments required to be made hereunder in advance of their actual payment or to establish any reserves with respect to this Plan. Any benefits which become payable hereunder shall be paid from the general assets of the Company. No Participant shall have any right, other than the right of an unsecured general creditor against the Company in respect of the benefits to be paid hereunder.

     11. Withholding of Tax. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder shall be subject to the withholding of such amounts as the Company reasonably may determine that it is required to withhold pursuant to applicable federal, state or local law or regulation.

     12. Assignability. Except as otherwise provided by law, no benefit hereunder shall be assignable, or subject to alienation, garnishment, execution or levy of any kind, and any attempt to cause any benefit to be so subject shall be void.

     13. No Contract for Continuing Services. This Plan shall not be construed as creating any contract for continued services between the Company and any Participant and nothing herein contained shall give any Participant the right to be retained as an Employee or a Director, whichever is applicable, of the Company.

     14. Governing Law. This Plan shall be construed, administered, and enforced in accordance with the laws of the State of Maryland.

     15. Stockholder Approval. This Plan is subject to approval by the holders of a majority of the Shares of common stock of the Company voting at a meeting of stockholders in which a quorum is present and no payment may be made hereunder prior to such approval.

     16. Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and the payments made hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be Covered Employees, satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded. Notwithstanding anything to the contrary in the Plan, the provisions of the Plan may at any time be bifurcated by the Committee in any manner so that certain provisions of the Plan intended (or required in order) to satisfy the applicable requirements of Section 162(m) are only applicable to Covered Employees.

                                                                      1355-PS-97

                                 DETACH HERE




                          BRADLEY REAL ESTATE, INC.
      PROXY FOR THE 1997 ANNUAL MEETING OF STOCKHOLDERS ON MAY 14, 1997
P

R         The undersigned, revoking any proxy heretofore given, hereby appoints
    JOSEPH HAKIM and THOMAS P. D'ARCY, and each of them (with full power to act O alone), proxies with power of substitution to act and vote on behalf of the undersigned, as designated on the reverse side, all shares of Common Stock
X of BRADLEY REAL ESTATE, INC., (the "Company") held of record by the undersigned at the close of business on March 18, 1997, at the 1997 Annual Meeting of Stockholders of the Company to be held on May 14, 1997, or at
Y any adjournment or postponement thereof. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and the Company's 1996 Annual Report. This proxy may be revoked at any time before it is exercised.

      UNLESS OTHERWISE INSTRUCTED, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR SET FORTH ON THE REVERSE SIDE AND "FOR" THE COMPANY'S SUPERIOR PERFORMANCE INCENTIVE PLAN.

                                                                ---------------
                 CONTINUED, AND TO BE SIGNED, ON REVERSE SIDE     SEE REVERSE
                                                                      SIDE
                                                                ---------------

                                                            DETACH HERE


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES SET FORTH BELOW AND A VOTE "FOR" PROPOSAL 2.
                                                                                                                FOR  AGAINST ABSTAIN
    1. Proposal to elect two Directors to hold office until the 2000      2. Proposal to approve the Company's  [ ]    [ ]     [ ]
       Annual Meeting of Stockholders and until their successors are         Superior Performance Incentive
       elected and qualified.                                                Plan.

    NOMINEES:  Stephen G. Kasnet and A. Robert Towbin

         FOR                                WITHHELD
         THE       [ ]           [ ]        FROM THE
       NOMINEES                             NOMINEES

    [  ] _____________________________________________
     FOR, EXCEPT VOTE WITHHELD FROM THE ABOVE NOMINEE:                           MARK HERE                MARK HERE
                                                                                FOR ADDRESS  [  ]        IF YOU PLAN  [  ]
                                                                                 CHANGE AND               TO ATTEND
                                                                                NOTE AT LEFT             THE MEETING

                                                                         Sign exactly as name appears hereon. Joint owners should
                                                                         each sign. (NOTE: When signing as Executor, Administrator,
                                                                         Custodian, Attorney, Trustee, Guardian, etc., please add
                                                                         full title.)



Signature: __________________________________ Date: ______________ Signature: ________________________________ Date: ______________